Exhibit 10.1

MANAGEMENT AGREEMENT

This MANAGEMENT AGREEMENT (this “Agreement”) is entered into as of August 4, 2010 by and among inVentiv Group Holdings, Inc. (formerly Papillon Holdings, Inc.), a Delaware corporation (“Group Holdings”), inVentiv Midco Holdings, Inc., a Delaware corporation (“Midco Holdings”), inVentiv Holdings, Inc., a Delaware corporation (“Holdings”), inVentiv Acquisition, Inc. (formerly Papillon Acquisition Inc.), a Delaware corporation (“MergerCo”), inVentiv Health, Inc., a Delaware corporation (the “Company”, and together with Group Holdings, Midco Holdings, Holdings and MergerCo, the “Companies”), and THL Managers VI, LLC, a Delaware limited liability company (“Sponsor”).

RECITALS

WHEREAS, the Companies have been formed for the purpose of engaging in a transaction in which MergerCo will be merged with and into the Company with the Company being the surviving entity of such merger (the “Merger”) pursuant to an Agreement and Plan of Merger by and among Group Holdings, MergerCo and the Company (the “Merger Agreement”);

WHEREAS, to enable MergerCo to engage in the Merger and related transactions, Sponsor provided (i) advice, analysis and assistance with due diligence and other investigatory matters related to the Company, its subsidiaries and the industries in which they operate, (ii) structural advice and assistance with the negotiation of debt financing including the senior secured financing being provided for in connection with the Merger pursuant to a Credit Agreement dated as of the date hereof by and among Citibank, N.A. as administrative agent and the lending institutions from time to time party thereto, the Company and the other parties thereto, as such Credit Agreement is amended or supplemented from time to time in accordance with the terms thereof (the “Credit Agreement”), (iii) arrangement and negotiation of senior executive management incentive arrangements, and (iv) other advisory services (the “Financial Advisory Services”);

WHEREAS, Indemnitees (as hereinafter defined) may have certain rights to indemnification, advancement of expenses and/or insurance provided by Sponsor (or its affiliates other than the Companies), which the Companies and Sponsor intend to be secondary to the primary obligation of the Companies to indemnify Indemnitees as provided herein, with the Companies’ acknowledgement of and agreement to the foregoing being a material condition to Indemnitees’ willingness to provide services to the Companies; and

WHEREAS, the Companies desire to retain Sponsor to provide certain management, consulting and financial and other advisory services to the Companies, and Sponsor is willing to provide such services on the terms set forth below.

AGREEMENT

Now, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Services. Sponsor hereby agrees that, during the Term (as hereinafter defined) of this Agreement specified in Section 3 hereof, it will provide the following management, consulting, financial and other advisory services to the Companies as requested from time to time by the Board of Directors or Managers or analogous governing body, as applicable, of the Companies and agreed to by Sponsor:

(a) advice in connection with the negotiation and consummation of agreements, contracts, documents and instruments necessary to provide the Companies with financing on terms and conditions satisfactory to the Companies;

(b) financial, managerial and operational advice in connection with the Companies’ day-to-day operations, including, without limitation, advice with respect to the development and implementation of strategies for improving the operating, marketing and financial performance of the Company and its subsidiaries;

(c) advice in connection with financing, acquisition, disposition, merger, combination and change of control transactions involving any of the Companies (however structured); and

(d) such other services (which may include financial and strategic planning and analysis, consulting services, human resources and executive recruitment services and other services) as Sponsor and the Companies may from time to time agree in writing.

Sponsor will devote such time and efforts to the performance of services contemplated hereby as Sponsor deems reasonably necessary or appropriate; provided, however, that no minimum number of hours is or will be required to be devoted by Sponsor on a weekly, monthly, annual or other basis. The Companies acknowledge that Sponsor’s services are not exclusive and that Sponsor will render similar services to other persons and entities. Sponsor and the Companies understand that the Companies may, at times, engage one or more investment bankers or financial advisers to provide services in addition to services provided by Sponsor under this Agreement. In providing services to the Companies, Sponsor will act as an independent contractor and it is expressly understood and agreed that this Agreement is not intended to create, and does not create, any partnership, agency, joint venture or similar relationship and that neither Sponsor, on the one hand, nor the Companies, on the other, has the right or ability to contract for or on behalf of each other or to effect any transaction for each other’s account.

2. Payment of Fees.

(a) The Company will pay to Sponsor (or an affiliate of Sponsor designated by it) in consideration of Sponsor providing the Financial Advisory Services a fee in the amount of $14.25 million, such fee being payable upon the closing of the Merger.

(b) From and after the closing of the Merger until the termination of this Agreement (as provided in Section 3 below), the Companies will jointly and severally pay to Sponsor (or an affiliate of Sponsor designated by it) a non-refundable periodic retainer fee (the “Periodic Fee”) in an amount per year equal to the greater of (i) $2.5 million and (ii) 1.5% of Annual EBITDA (as defined below) for the immediately preceding fiscal year or such other amount (or formula) as may be mutually agreed between the Companies and the Sponsor (it being understood that for purposes of the Credit Agreement and the Indenture, dated as of date hereof, by and among the Company, the guarantors therein and Wilmington Trust FSB, as trustee, as such Indenture is amended or supplemented from time to time in accordance with the terms thereof, any such other amount or formula shall be deemed to be an amendment to this Agreement), such fee being payable in equal installments quarterly in advance on the first day of each fiscal quarter of the Company following the closing of the Merger (each a “Payment Date”), the first such payment to be made on the closing of the Merger for the pro-rated amount of such fee for the time from the closing of the Merger through September 30, 2010; provided however, that the Periodic Fee payable in respect of the first fiscal quarter of any fiscal year of the Company shall be $625,000, with the Periodic Fee payable in respect of the second fiscal quarter to include, in addition to the Periodic Fee in respect of such second fiscal quarter, an amount equal to the excess, if any, of (x) the amount payable in respect of each fiscal quarter of such fiscal year determined on the basis of the annual Periodic Fee amount applicable to such fiscal year over (y) $625,000. By way of example, if the Annual EBITDA for 2010 is $200 million and thus the Periodic Fee for 2011 would be $3 million pursuant to this Section 2(b), the payment for the first fiscal quarter of 2011 would be $625,000, the payment for the second fiscal quarter of 2011 would be $875,000, the payment for the third fiscal quarter of 2011 would be $750,000 and the payment for the fourth fiscal quarter of 2011 would be $750,000. For purposes of this Agreement, “Annual EBITDA” means Consolidated EBITDA as defined in and computed in accordance with the Credit Agreement in effect on the Closing Date (as defined in Merger Agreement) provided, however, that the following items shall be excluded from the amount calculated pursuant to clause (b) of such definition of Consolidated EBITDA (and, as a result, the definition of Annual EBITDA shall not reflect any addition or increase in respect of any of the following items):

1.	any costs paid or incurred in connection with being a public company prior to the Closing Date and through the fiscal quarter of the Company ending September 30, 2010;

2.	any costs, charges, accruals and reserves in connection with any integration, transition, facilities openings, vacant facilities, consolidations, relocations and closings, permitted acquisitions and dispositions, business optimization (including relating to systems design, upgrade and implementation costs), customer disputes, restructuring, severance, severance and curtailments or modifications to pension or postretirement employee benefit plans;

3.	any unusual or non-recurring losses or charges; and

4.	the amount of “run-rate” cost savings and synergies projected by the Company in good faith to be realized as a result of specified actions taken or expected in good faith to be taken within 12 months following the end of such period (calculated on a pro forma basis as though such cost savings and synergies had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions.

The following items shall be added back to the amount calculated pursuant to clause (b) of such definition of Consolidated EBITDA (and, as a result, the definition of Annual EBITDA shall be increased by the following items):

5.	Losses incurred from the repatriation of cash outside of the ordinary course.

Any amounts that are excluded pursuant to item 3 above may instead be added back upon a good faith determination by the board of directors of Group Holdings or a committee designated by the board of directors of Group Holdings, in consultation with the chief executive officer.

Each item set forth above shall be determined from the face of the Company’s consolidated financial statements or the notes thereto for such fiscal year; provided, however, that any such item not included on the face of the Company’s consolidated financial statements or the notes thereto shall be derived from the books and records of the Company.

For the avoidance of doubt, there shall be no double counting or duplication of any of the excluded or added back items above.

(c) In the case of an Initial Public Offering or a Change of Control, each as defined in the Stockholders Agreement dated as of the date hereof, as amended, modified or supplemented, by and between Group Holdings, Midco Holdings, Holdings, MergerCo, the Company and the other parties thereto (the “Stockholders Agreement”), the Companies shall pay, in addition to the fees payable above, an amount equal to the net present value (using a discount rate equal to the then yield on U.S. Treasury Securities of like maturity) of the Periodic Fees that would have been payable to Sponsor with respect to the period from the date of such transaction until the scheduled date of termination of the Agreement in accordance with Section 3 below.

Each payment made pursuant to this Section 2 will be paid by wire transfer of immediately available federal funds to the account specified on Schedule 1 hereto, or to such other account(s) as Sponsor may specify to the Companies in writing prior to such payment.

Notwithstanding the foregoing, payment of all or a portion of the Periodic Fee (including, in connection with an Initial Public Offering or a Change of Control) shall be deferred to the extent necessary to avoid a breach of any financial covenant under, or if such payment would otherwise be prohibited by, the Companies’ financing agreements and shall be promptly paid when payment thereof would no longer result in any breach of a financial covenant under, nor be prohibited by, such financing agreements; provided that, any such deferred Periodic Fee shall accrue interest, on such portion that is deferred for the number of days that payment is deferred, at a rate equal to the 6-month treasury rate (initially the such rate that is in effect on the first date of such deferral and adjusted on each 180th day thereafter to the rate then in effect) plus 100 basis points.

3. Term. This Agreement will continue in full force and effect until the tenth anniversary of the date hereof (the “Term”). Upon expiration of the Term, this Agreement shall automatically extend for successive periods of one (1) year, unless the Companies or Sponsor provide written notice, to the Companies or Sponsor, as applicable, at least ninety (90) days prior to the end of the Term (or any annual extension thereof) indicating their desire not to extend the Term. Notwithstanding the foregoing, (a) the Companies on the one hand and the Sponsor on the other may terminate this Agreement following a material breach of the terms of this Agreement by the Companies or the Sponsor, as applicable, and a failure to cure such breach within thirty (30) days following written notice thereof, (b) Sponsor may terminate this Agreement upon not less than 10 days written notice to the Companies and (c) this Agreement shall terminate upon the consummation of a Initial Public Offering or Change of Control (each as defined in the Stockholders Agreement). In the case of any such termination in accordance with this Section 3, (x) each of Sections 4, 5 and 8 (whether in respect of or relating to services rendered during or after the Term) and (y) any and all accrued and unpaid obligations of the Companies owed under Section 2 will all survive any termination of this Agreement to the maximum extent permitted under applicable law.

4. Expenses: Indemnification.

(a) Expenses. The Companies will jointly and severally pay on demand all expenses (including, without limitation, all air travel (by first class on a commercial airline or by charter, as determined by the Sponsor) and other travel related expenses) incurred by Sponsor and those certain funds affiliated with or advised by Sponsor or its affiliates who are providing equity financing to Group Holdings to help effectuate the transactions contemplated by the Merger Agreement (such funds the “Sponsor Funds” and their investments the “Equity Investments”) (or any of them) (i) in connection with this Agreement, the transactions contemplated by the Merger Agreement or any related transactions, (ii) relating to operations of, or services provided by Sponsor to, the Companies or any of their affiliates from time to time or the attendance at any meeting of the Board of Directors or Managers (or any committee thereof) of any of the Companies or any of their affiliates or (iii) otherwise in any way relating to the Companies or in any way relating to, or arising out of, the Equity Investments or the ownership or sale thereof by any Sponsor Fund. Without limiting the generality of the foregoing, the Companies jointly and severally agree to pay on demand all expenses incurred by Sponsor and the Sponsor Funds (or any of them) in connection with, or relating to, (x) the preparation, negotiation and execution of this Agreement and any other agreement executed in connection with, or related to, this Agreement, the Merger Agreement, the financing of the transactions contemplated by the Merger Agreement, Equity Investments or the consummation of the transactions contemplated hereby and thereby or (y) any and all amendments, modifications, restructurings and waivers, and exercises and preservations of rights and remedies relating to any of the foregoing, and in each case will specifically include the fees and disbursements of counsel, accountants, consultants or advisors retained by Sponsor, the Sponsor Funds or their respective consultants or advisors and any other out-of-pocket expenses (including, without limitation, all air travel (by first class on a commercial airline or by charter, as determined by the Sponsor) and other travel related expenses) incurred by Sponsor in connection with the provision of services to the Companies or any of their affiliates from time to time or the attendance at any meeting of the Board of Directors or Managers (or any committee thereof) of any of the Companies or any of their affiliates. In no event shall reimbursements provided under this Agreement be subject to liquidation or exchange in a manner that violates, and the reimbursements shall be made in a manner that complies with all, requirements of Treasury Regulation Section 1.409A-3(i)(l)(iv).

(b) Indemnity and Liability. The Companies hereby jointly and severally indemnify and agree to exonerate and hold each of Sponsor, each Sponsor Fund, and each of their respective partners, shareholders, members, affiliates, directors, officers, fiduciaries, managers, controlling persons, employees and agents and each of the partners, shareholders, members, affiliates, directors, officers, fiduciaries, managers, controlling persons, employees and agents of each of the foregoing (collectively, the “Indemnitees”), each of whom is an intended third party beneficiary of this Agreement and may specifically enforce the Companies’ obligations hereunder, free and harmless from and against any and all actions, causes of action, suits, claims, liabilities, losses, damages and costs and expenses in connection therewith, including without limitation reasonable attorneys’ fees and expenses (collectively, the “Indemnified Liabilities”), incurred by the Indemnitees or any of them as a result of, arising out of, or in any way relating to (i) this Agreement, the transactions contemplated by the Merger Agreement, any transaction to which the Companies are a party, the Equity Investments (including but not limited to service as a Sponsor designated member of the Board of Directors or Managers or analogous governing body of any of the Companies or any affiliate thereof) or the ownership or sale thereof by any Sponsor Fund or any related transactions or (ii) operations of, or services provided by Sponsor to, any of the Companies or any affiliate of any of the Companies from time to time (including but not limited to any indemnification obligations assumed or incurred by any Indemnitee to or on behalf of any of the Companies or any of their accountants or other representatives, agents or affiliates) except for any such Indemnified Liabilities arising from such Indemnitee’s willful misconduct, and if and to the extent that the foregoing undertaking may be unavailable or unenforceable for any reason, each of the Companies hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law. For purposes of this Section 4(b), none of the circumstances described in the limitations contained in the immediately preceding sentence shall be deemed to apply absent a final non- appealable judgment of a court of competent jurisdiction to such effect, in which case to the extent any such limitation is so determined to apply to any Indemnitee as to any previously advanced indemnity payments made by the Companies, then such payments shall be promptly repaid by such Indemnitee to the Companies. The rights of any Indemnitee to indemnification hereunder will be in addition to any other rights any such person may have under any other agreement or instrument referenced above or any other agreement or instrument to which such Indemnitee is or becomes a party or is or otherwise becomes a beneficiary or under law or regulation. The Companies hereby agree that they are the indemnitors of first resort (i.e., their obligations to any Indemnitee under this Agreement are primary and any obligation of Sponsor (or any affiliate thereof other than the Companies) to provide advancement or indemnification for the same Indemnified Liabilities (including all interest, assessment and other charges paid or payable in connection with or in respect of such Indemnified Liabilities) incurred by Indemnitee are secondary), and if Sponsor (or any affiliate thereof other than the Companies) pays or causes to be paid, for any reason, any amounts otherwise indemnifiable hereunder or under any other indemnification agreement (whether pursuant to contract, bylaws or charter) with any Indemnitee, then (i) Sponsor (or such affiliate, as the case may be) shall be fully subrogated to all rights of Indemnitee with respect to such payment and (ii) the Companies shall reimburse Sponsor (or such other affiliate) for the payments actually made. Each of the Companies hereby unconditionally and irrevocably waives, relinquishes and releases (and covenants and agrees not to exercise, and to cause each affiliate of any of the Companies not to exercise), any claims or rights that any of the Companies may now have or hereafter acquire against any Indemnitee (in any capacity) that arise from or relate to the existence, payment, performance or enforcement of one of the Companies’ obligations under this Agreement or under any indemnification obligation (whether pursuant to any other contract, any organizational document or otherwise), including any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Indemnitee against any Indemnitee, whether such claim, remedy or right arises in equity or under contract, statute, common law or otherwise, including any right to claim, take or receive from any Indemnitee, directly or indirectly, in cash or other property or by set-off or in any other manner, any payment or security or other credit support on account of such claim, remedy or right. None of the Indemnitees will be liable to the Companies or any of their affiliates for any act or omission suffered or taken by such Indemnitee that does not constitute willful misconduct.

5. Disclaimer and Limitation of Liability; Opportunities.

(a) Disclaimer; Standard of Care. Sponsor makes no representations or warranties, express or implied, in respect of the services to be provided by it hereunder. In no event will Sponsor or any of the Indemnitees be liable to any of the Companies or any of their affiliates for any act, alleged act, omission or alleged omission that does not constitute willful misconduct of Sponsor as determined by a final, non-appealable determination of a court of competent jurisdiction.

(b) Freedom to Pursue Opportunities. In recognition that Sponsor and its affiliates currently have, and will in the future have or will consider acquiring, investments in numerous companies with respect to which Sponsor or its affiliates may serve as an advisor, a director or in some other capacity, and in recognition that Sponsor and its affiliates have myriad duties to various investors and partners, and in anticipation that the Companies and Sponsor (or one or more affiliates, associated investment funds or portfolio companies, or clients of Sponsor) may engage in the same or similar activities or lines of business and have an interest in the same areas of corporate opportunities, and in recognition of the benefits to be derived by the Companies hereunder and in recognition of the difficulties that may confront any advisor who desires and endeavors fully to satisfy such advisor’s duties in determining the full scope of such duties in any particular situation, the provisions of this Section 5(b) are set forth to regulate, define and guide the conduct of certain affairs of the Companies as they may involve Sponsor. Except as Sponsor may otherwise agree in writing after the date hereof:

(i) Sponsor and its affiliates will have the right: (A) to directly or indirectly engage in any business (including, without limitation, any business activities or lines of business that are the same as or similar to those pursued by, or competitive with, any of the Companies and their subsidiaries, (B) to directly or indirectly do business with any client or customer of any of the Companies and their subsidiaries, (C) to take any other action that Sponsor believes in good faith is necessary to or appropriate to fulfill its obligations as described in the first sentence of this Section 5(b), and (D) not to present potential transactions, matters or business opportunities to any of the Companies or any of their subsidiaries, and to pursue, directly or indirectly, any such opportunity for itself, and to direct any such opportunity to another person.

(ii) Sponsor and its officers, employees, partners, members, other clients, affiliates and other associated entities will have no duty (contractual or otherwise) to communicate or present any corporate opportunities to the Companies or any of their affiliates or to refrain from any action specified in Section 5(b)(i), and the Companies on their own behalf and on behalf of their affiliates, hereby renounce and waive any right to require Sponsor or any of its affiliates to act in a manner inconsistent with the provisions of this Section 5(b).

(iii) Neither Sponsor nor any officer, director, employee, partner, member, stockholder, affiliate or associated entity thereof will be liable to the Companies or any of their affiliates for breach of any duty (contractual or otherwise) by reason of any activities or omissions of the types referred to in this Section 5(b) or of any such person’s participation therein.

(c) Limitation of Liability. In no event will Sponsor or any of its affiliates be liable to the Companies or any of their affiliates for any indirect, special, punitive, incidental or consequential damages, including, without limitation, lost profits or savings, whether or not such damages are foreseeable, or for any third party claims (whether based in contract, tort or otherwise), relating to the services to be provided by Sponsor hereunder.

6. Assignment, etc. Except as provided below, no party hereto has the right to assign this Agreement without the prior written consent of the other parties. Notwithstanding the foregoing, (a) Sponsor may assign all or part of its rights and obligations hereunder to any affiliate of Sponsor that provides services similar to those called for by this Agreement, in which event Sponsor will be released of all of its rights and obligations hereunder and (b) the provisions hereof for the benefit of Indemnitees other than Sponsor shall also inure to the benefit of such other Indemnitees and their successors and assigns.

7. Amendments and Waivers. No amendment or waiver of any term, provision or condition of this Agreement will be effective, unless in writing and executed by each of Sponsor and the Companies. No waiver on any one occasion will extend to or effect or be construed as a waiver of any right or remedy on any future occasion. No course of dealing of any person nor any delay or omission in exercising any right or remedy will constitute an amendment of this Agreement or a waiver of any right or remedy of any party hereto.

8. Governing Law: Jurisdiction.

(a) Choice of Law. This Agreement and all matters arising under or related to this Agreement will be governed by and construed in accordance with the domestic substantive laws of the State of New York.

(b) Consent to Jurisdiction. Each of the parties agrees that all actions, suits or proceedings arising out of, based upon or relating to this Agreement or the subject matter hereof will be brought and maintained exclusively in the federal and state courts of the State of New York, County of New York. Each of the parties hereto by execution hereof (i) hereby irrevocably submits to the jurisdiction of the federal and state courts in the State of New York, County of New York for the purpose of any action, suit or proceeding arising out of or based upon this Agreement or the subject matter hereof and (ii) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that it is immune from extraterritorial injunctive relief or other injunctive relief, that its property is exempt or immune from attachment or execution, that any such action, suit or proceeding may not be brought or maintained in one of the above-named courts, that any such action, suit or proceeding brought or maintained in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred to any court other than one of the above-named courts, should be stayed by virtue of the pendency of any other action, suit or proceeding in any court other than one of the above-named courts, or that this Agreement or the subject matter hereof may not be enforced in or by any of the above-named courts. Notwithstanding the foregoing, to the extent that any party hereto is or becomes a party in any litigation in connection with which it may assert indemnification rights set forth in this Agreement, the court in which such litigation is being heard will be deemed to be included in clause (i). Each of the parties hereto hereby consents to service of process in any such suit, action or proceeding in any manner permitted by the laws of the State of New York, agrees that service of process by registered or certified mail, return receipt requested, at the address specified in or pursuant to Section 10 is reasonably calculated to give actual notice and waives and agrees not to assert by way of motion, as a defense or otherwise, in any such action, suit or proceeding any claim that service of process made in accordance with Section 10 does not constitute good and sufficient service of process. The provisions of this Section 8 will not restrict the ability of any party to enforce in any court any judgment obtained in a federal or state court of the State of New York.

(c) Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH OF THE PARTIES HERETO HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT, OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, CAUSE OF ACTION, ACTION, SUIT OR PROCEEDING ARISING OUT OF, BASED UPON OR RELATING TO THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT OR TORT OR OTHERWISE. EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY EACH OTHER PARTY THAT THE PROVISIONS OF THIS SECTION 8(C) CONSTITUTE A MATERIAL INDUCEMENT UPON WHICH SUCH PARTY IS RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY. ANY OF THE PARTIES HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH OF THE PARTIES HERETO TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

9. Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes any prior communication or agreement with respect thereto.

10. Notice. All notices, demands, and communications required or permitted under this Agreement will be in writing and will be effective if served upon such other party and such other party’s copied persons as specified below to the address set forth for it below (or to such other address as such party will have specified by notice to each other party) if (i) delivered personally, (ii) sent and received by facsimile or (iii) sent by certified or registered mail or by Federal Express, UPS or any other comparably reputable overnight courier service, postage prepaid, to the appropriate address as follows:

If to the Companies, or any of them, to them at:

c/o Thomas H. Lee Partners, L.P.
100 Federal Street
Boston, Massachusetts 02110
Attention:	Todd M. Abbrecht
Facsimile:	(617) 227-3514

with a copy to:

Ropes & Gray LLP
One International Place
Boston, Massachusetts 02110
Attention:	David C. Chapin, Esq.
Julie H. Jones, Esq.
Facsimile:	(617) 951-7050

If to Sponsor, to it at:

c/o Thomas H. Lee Partners, L.P.
100 Federal Street
Boston, Massachusetts 02110
Attention:	Todd M. Abbrecht
Facsimile:	(617) 227-3514

with a copy to:

Ropes & Gray LLP
One International Place
Boston, Massachusetts 02110
Attention:	David C. Chapin, Esq.
Julie H. Jones, Esq.
Facsimile:	(617) 951-7050

Unless otherwise specified herein, such notices or other communications will be deemed effective, (a) on the date received, if personally delivered or sent by facsimile during normal business hours, (b) on the business day after being received if sent by facsimile other than during normal business hours, (c) one business day after being sent by Federal Express, UPS or other comparably reputable delivery service and (d) five business days after being sent by registered or certified mail. Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.

11. Severability. If in any judicial or arbitral proceedings a court or arbitrator refuses to enforce any provision of this Agreement, then such unenforceable provision will be deemed eliminated from this Agreement for the purpose of such proceedings to the extent necessary to permit the remaining provisions to be enforced. To the full extent, however, that the provisions of any applicable law may be waived, they are hereby waived to the end that this Agreement be deemed to be valid and binding agreement enforceable in accordance with its terms, and in the event that any provision hereof is found to be invalid or unenforceable, such provision will be construed by limiting it so as to be valid and enforceable to the maximum extent consistent with and possible under applicable law.

12. Counterparts. This Agreement may be executed in any number of counterparts and by each of the parties hereto in separate counterparts, each of which when so executed will be deemed to be an original and all of which together will constitute one and the same agreement.

[The remainder of this page is intentionally left blank. Signatures follow.]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf as an instrument under seal as of the date first above written by its officer or representative thereunto duly authorized.

THE COMPANIES:	INVENTIV GROUP HOLDINGS, INC.

	By:	/s/ Laura A. Grattan
		Name:	Laura A. Grattan
		Title:	Vice President

INVENTIV MIDCO HOLDINGS, INC.

	By:	/s/ Laura A. Grattan
		Name:	Laura A. Grattan
		Title:	Vice President

INVENTIV HOLDINGS, INC.

	By:	/s/ Laura A. Grattan
		Name:	Laura A. Grattan
		Title:	Vice President

INVENTIV ACQUISITION, INC.

	By:	/s/ Laura A. Grattan
		Name:	Laura A. Grattan
		Title:	Vice President

INVENTIV HEALTH, INC.

By:
Name:
Title:

Signature Page to Management Agreement (THL Managers VI, LLC)

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf as an instrument under seal as of the date first above written by its officer or representative thereunto duly authorized.

THE COMPANIES:	INVENTIV GROUP HOLDINGS, INC.

By:
Name:
Title:

INVENTIV MIDCO HOLDINGS, INC.

By:
Name:
Title:

INVENTIV HOLDINGS, INC.

By:
Name:
Title:

INVENTIV ACQUISITION, INC.

By:
Name:
Title:

INVENTIV HEALTH, INC.

	By:	/s/ David Bassin
		Name:	David Bassin
		Title:	Chief Financial Officer & Secretary

Signature Page to Management Agreement (THL Managers VI, LLC)

SPONSOR:	THL MANAGERS VI, LLC
BY: THOMAS H. LEE PARTNERS, L.P., ITS
MANAGING MEMBER
BY: THOMAS H. LEE ADVISORS, LLC, ITS
GENERAL PARTNER

	By:	/s/ Todd M. Abbrecht
		Name:	Todd M. Abbrecht
Title:

Signature Page to Management Agreement (THL Managers VI, LLC)

Schedule 1 to Management Agreement

Wire Transfer Instructions for

Sponsor

Bank:	Bank of America
ABA #:	026009593
For:	THL Managers VI, LLC
Acct #:	004605286131